EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2016, relating to the financial statements comprised of certain real estate assets and related operations of Mandalay Corp., Mandalay Place, Ramparts, Inc., New Castle Corp., MGM Resorts Mississippi, Inc., The Mirage Casino-Hotel, Beau Rivage Resorts, Inc., Bungalow, Inc., New York-New York Hotel and Casino, LLC, Victoria Partners, Park District Holdings, LLC (each of which is a direct or indirect 100%-owned subsidiary of MGM Resorts International (“MGM”)), and MGM Grand Detroit, LLC (a 97%-owned subsidiary of MGM) (collectively referred to as Propco) and the financial statement schedule of real estate and accumulated depreciation (Schedule III) of properties to be contributed to MGM Growth Properties LLC appearing in the Registration Statement No. 333-210322 on Form S-11, as amended, of MGM Growth Properties LLC.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
April 19, 2016